Exhibit 10.10(b)

AMENDMENT NUMBER ONE

to the

Warehouse Loan and Security Agreement

Dated as of February 10, 2000

as Amended and Restated to and including February 4, 2005

among

AAMES INVESTMENT CORPORATION

AAMES CAPITAL CORPORATION

AAMES FUNDING CORPORATION

and

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER ONE is made this 25th day of May, 2005, among AAMES INVESTMENT CORPORATION, AAMES CAPITAL CORPORATION, AAMES FUNDING CORPORATION, each having an address at 350 South Grand Avenue, Los Angeles, California 90071 (each, a “Borrower” and collectively, “the Borrowers”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 as amended and restated to and including February 4, 2005, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to provide for the determination of the maximum aggregate amount of Tranche A Advances on a quarterly basis;

WHEREAS, as of the date of this Amendment, the Borrowers represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and are not in default under the Agreement; and

WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of May 25, 2005, the definition of “Applicable Margin” in Section 1 of the Agreement is hereby amended to read in its entirety as follows:

“Applicable Margin” shall mean, with respect to Advances that are Tranche A Advances, Tranche B Advances, Tranche C Advances, Tranche D Advances and Tranche E Advances the applicable rate per annum set forth below:

Tranche A Advances: 0.95%; provided, that if the aggregate outstanding amount of Tranche A Advances plus Tranche C Advances is less than $100,000,000 on the last Business Day of any of the months of March, June, September or December, then the Applicable Margin for the previous three month period shall be 1.50%

Tranche B Advances: 1.50%

Tranche C Advances: 1.75%

Tranche D Advances: 2.00%

Tranche E Advances: 2.00%

SECTION 2. Effective as of May 25, 2005, Section 2.05(c) is hereby amended to read in its entirety as follows:

(c) The Borrowers shall pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Tranche A Advance, Tranche B Advance and Tranche C Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin related to the Tranche A Advance, the Tranche B Advance and the Tranche C Advance, as applicable. Notwithstanding the foregoing, the Borrowers shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrowers hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance as calculated in Section 2.05(b) above shall be payable monthly on each Payment Date and on the Termination Date, except that (i) interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon receipt of invoice, and (ii) additional interest payable on any Tranche A Advance due to the application of a higher Applicable Margin pursuant to the definition of “Applicable Margin,” shall be payable not later than one (1) Business Day after the date on which such higher Applicable Margin is determined for the preceding quarter. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrowers, except that no such notice shall be required with respect to the quarterly determination of the Applicable Margin for any Tranche A Advances.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 7. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION (Borrower)

By:	/s/ Jon D. Van Deuren
Name:	Jon D. Van Deuren
Title:	Executive Vice President - Finance and Chief Financial Officer

AAMES FUNDING CORPORATION (Borrower)

By:	/s/ Jon D. Van Deuren
Name:	Jon D. Van Deuren
Title:	Executive Vice President - Finance and Chief Financial Officer

AAMES INVESTMENT CORPORATION (Borrower)

By:	/s/ Jon D. Van Deuren
Name:	Jon D. Van Deuren
Title:	Executive Vice President - Finance and Chief Financial Officer

GREENWICH CAPITAL FINANCIAL PRODUCTS. INC. (Lender)

By:	/s/ James T. Raezer
Name:	James T. Raezer
Title:	Managing Director

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